QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

PricewaterhouseCoopers LLP Chartered Accountants 111 5th Avenue SW, Suite 3100 Calgary, Alberta Canada T2P 5L3 Telephone +1 (403) 509 7500 Facsimile +1 (403) 781 1825

February 11, 2005

Consent of Independent Chartered Accountants

We hereby consent to the incorporation by reference in this amendment to the registration statement of Enbridge Inc. on Form F-10 (the "Registration Statement") of our auditors' report and our comments by auditor for U.S. readers on Canada — U.S. reporting differences dated January 25, 2005, on the consolidated balance sheets of Enbridge Inc. as at December 31, 2004 and 2003, and the consoldiated statements of earnings, retained earnings and cash flows for each year in the three year period ended December 31, 2004.

We also consent to the reference to us under the heading "Experts" and "Documents Filed as Part of the Registration Statement" in the Registration Statement.

Chartered Accountants
Calgary, Alberta

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.

QuickLinks

  Exhibit 5.1